  Exhibit 10.190

SECOND AMENDED AND RESTATED
AIRCRAFT LEASE AGREEMENT

This Second Amended and Restated Aircraft Lease Agreement (“Agreement”) is made effective as of May 9, 2011 (“Effective Date”), between GCI Communication Corp., an Alaska corporation (“GCI” or “Lessee”) and 560 Company, Inc., an Alaska corporation (“Lessor”).

WHEREAS, effective as of January 1, 2001, GCI and Lessor entered into an Aircraft Lease Agreement ("Lease") regarding the following-described aircraft ("Citation"), which aircraft has subsequently been sold and is no longer subject to this Lease:

Make/model:	Cessna Citation V (C560)
Registration:	N560ER
Serial no.:	560-0003
Engines:	Pratt & Whitney JT 15D-5A
Serial no.:	Left 108003 Right 108535

WHEREAS, the Lease was superseded by that Amended and Restated Aircraft Lease Agreement effective as of February 25, 2005 and that Amendment No. 1 to the Amended and Restated Lease Agreement dated as of December 27, 2010 (collectively, “First Restatement”) to add a new aircraft, together with all equipment and accessories attached thereto or used in connection therewith (collectively, “Astra”):

Make/model:	1997 Israel Aircraft Industries Astra SPX
Registration:	N89HS
Serial no.:	89
Engines:	Garrett Ai Research Jet Engine, Model No. TFE-731-40R-200G
Serial no.:	P113126 + P113125

WHEREAS, the parties wish to supersede the First Restatement with this Second Amended and Restated Aircraft Lease Agreement, to add the following-described new aircraft, together with all equipment and accessories attached thereto or used in connection therewith (collectively, “Challenger”):

Make/model:	CL 600-2B16 (Challenger 604)
Registration:	N134WN
Serial no.:	560-0003
Engines:	General Electric CF 34-3B
Serial no.:	872151 and 872150

WHEREAS, Lessor is the owner of the Astra and the Challenger (collectively, "Aircraft"), Lessee desires to dry lease the Aircraft from Lessor, and Lessor is willing to dry lease the Aircraft to Lessee, on a non-exclusive basis, on the terms and conditions set forth in this Agreement;

Now, therefore, Lessor and Lessee agree as follows:

1.	[IntentionallyOmitted]

2.	Term.

A.
The initial term of this Agreement shall be for thirty (30) days and shall commence on the Effective Date.  This Agreement shall continue unless terminated pursuant to any provision of this Agreement.  Either Lessee or Lessor may terminate this Agreement upon twelve (12) months’ written notice as set forth in Section 17, and as follows: If GCI elects to terminate this Agreement, Lessor may within five (5) business days of the date of such notice provide GCI with written notice of Lessor’s intent to put the Challenger up for sale.  Then, this Agreement shall terminate upon the earlier of (i) the later sale date of both Aircraft, or (ii) twelve (12) months from the date of GCI’s termination notice.  If Lessor fails to give notice of its intent to sell the Aircraft within such five (5) business days, then this Agreement shall terminate twelve (12) months from the date of GCI’s written notice of its intent to terminate.

B.
Notwithstanding the provisions of Section 2(A), GCI may elect to terminate its use of the Astra upon ninety (90) days’ written notice as set forth in Section 17, and as follows:  If GCI elects to terminate this Agreement as to the Astra only, Lessor may within five (5) business days of the date of such notice provide GCI with written notice of Lessor’s intent to put the Astra up for sale.  Then, GCI obligations hereunder relating to the Astra (other than the indemnity provisions of Section 13) shall terminate upon the earlier of (i) the sale date of the Astra, or (ii) ninety (90) days from the date of GCI’s termination notice as to the Astra.

3.           Payments to Lessor.

A.
GCI shall pay rent to Lessor at the dry lease rate of (a) forty-five thousand dollars (US $45,000.00) per month on the Astra and (b) one hundred thirty-two thousand dollars (US $132,000.00) per month on the Challenger, plus sales/use tax if applicable, without demand, offset, deduction or counterclaim.  Payments of each month’s rental shall be made on or before the first (1st) day of each month, in advance.  The monthly rental payment for the first and last month shall be prorated on an actual day's basis, and any unused funds after a proper termination shall be refunded to Lessee in full except as otherwise provided herein.

B.
In addition to the above payments, GCI previously provided Lessor with a one million five hundred thousand dollar ($1,500,000.00) damage deposit for the Aircraft’s usage hereunder (“Deposit”).  Not later than six (6) months after the Agreement terminates, Lessor shall repay the Deposit to GCI.

4.	Use.

A.	Lessor hereby grants to Lessee the nonexclusive right to use the Aircraft on the terms and conditions set forth in this Agreement.

B.
Lessee shall, at its sole expense, provide all crewmembers required for operation of the Aircraft during the term of this Agreement.  All crewmembers must be qualified to Lessee's insurance company's standards to fly the Aircraft.

C.
Lessee shall pay all expenses in preparation for any GCI-usage flight and in connection with GCI flights, including but not limited to expenses for fuel, crew quarters, landing fees, imposts, duties, fines, meals, all other out-of-pocket crew expenses, and the cost of any special equipment required for Lessee's business.

D.	Lessee shall, at its sole expense, provide hangar storage and line service for the Aircraft in Anchorage, Alaska. Lessee shall also pay all maintenance costs for the Aircraft during the term hereof.

E.	The Aircraft base when not in use shall be Anchorage, Alaska.

F.
Lessee has first priority use of the Aircraft.  Lessor retains the right to use the Aircraft when not scheduled for use by Lessee.  Lessor is responsible for all incremental costs incurred during Lessor’s use of the Aircraft.

G.	Lessee may not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, or permit any other person or entity to use the Aircraft.

H.
GCI will operate the Aircraft in compliance with Part 91 and any other applicable provision of the FARs, and all other Applicable Standards. (“Applicable Standards” shall mean (i) Applicable Law (as defined below), (ii) the requirements of the Required Coverages (as defined below), and (iii), with respect to the Aircraft, all compliance requirements set forth in or under (A) all maintenance manuals initially furnished with respect thereto, including any subsequent amendments or supplements to such manuals issued by the manufacturer or supplier thereof from time to time, (B) all mandatory service bulletins issued, supplied, or available by or through the applicable manufacturer with respect thereto, (C) all applicable airworthiness directives issued by the FAA or similar regulatory agency having jurisdictional authority, (D) all conditions to the enforcement of any warranties pertaining thereto, and (E) GCI’s FAA approved maintenance program with respect to the Aircraft.)  GCI shall not operate or permit the Aircraft to be operated for air taxi operations or otherwise under Part 135 of the FARs; and it shall at all times have, and maintain, “operational control” of the Aircraft (as such term is then interpreted by the FAA or such other applicable governmental authority), and no other person or entity shall operate the Aircraft except when the Aircraft are operated pursuant to Section 4(F).  The Aircraft at all times will be operated by duly qualified pilots having satisfied all requirements established and specified by the FAA, the TSA, any other applicable governmental authority and the required insurance under Section 8, Insurance, below (“Required Coverages”).

I.
GCI may fly the Aircraft temporarily to any country in the world, provided that the Aircraft (i) shall at all times be based and predominantly used, operated and located in the continental United States; and (ii) shall not be flown, operated, used or located in, to or over any such country or area (temporarily or otherwise) (A) that is excluded from the Required Coverages (or specifically not covered by such insurance), (B) with which the United States does not maintain favorable diplomatic relations, (C) in any area of recognized or threatened hostilities, (D) to the extent that payment of any claim under the Required Coverages directly or indirectly arising or resulting from or connected with any such flight, operation, use or location would be prohibited under any trade or other economic sanction or embargo by the United States of America, or (E) in violation of any of the Required Coverages or any Applicable Standards.  GCI shall adopt, implement and comply with all security measures required by any applicable law (as defined below), or by any Required Coverages, or that are necessary or appropriate for the proper protection of the Aircraft (whether on the ground or in flight) against theft, vandalism, hijacking, destruction, bombing, terrorism or similar acts. (“Applicable Law” shall mean all applicable laws, statutes, treaties, conventions, judgments, decrees, injunctions, writs and orders of any governmental authority and rules, regulations, orders, directives, licenses and permits of any governmental authority as amended and revised, and any judicial or administrative interpretation of any of the same, including the airworthiness certificate issued with respect to the Aircraft, the Cape Town Convention, the UCC, the Transportation Code, all TSA regulations, all FARs, airworthiness directives, and/or any of the same relating to the Aircraft generally or to noise, the environment, security, public safety, insurance, taxes and other Impositions, exports or imports or contraband.)

5.
Major Damage.  If the Aircraft suffer any major damage or loss of a type required to be reported to the FAA or recorded in the Aircraft logbooks under FAA regulations governing the Aircraft use, and subsequently shall have been returned to service, Lessor and Lessee shall upon delivery of the Aircraft to Lessor under Section 9 below, determine the amount of loss in value, if any, suffered by the Aircraft due to such damage or loss.  Lessor and Lessee shall determine such amount by requesting bids for the purchase of the Aircraft from three (3) dealers in such aircraft, qualified to render such and not affiliated with Lessor and Lessee.  Lessor and Lessee shall each select one (1) dealer, and the two dealers shall select the third dealer.  Each dealer shall render one (1) bid based upon a description of the Aircraft assuming no damage history, and a second (2nd) bid based on the Aircraft’s actual condition.  The difference between the average of all bids received for the Aircraft assuming no damage history, and the average of all bids received for the Aircraft including the actual damage history, together with interest thereon from the period between the end of the term of this Agreement until the date of payment, at a rate equal to one (1) percentage point in excess of the prime rate announced from time to time by the Royal Bank of Scotland, shall be paid by Lessee to Lessor in the form of a lump sum payment within ten (10) days after the last of the three (3) dealers renders its bid.

6.
Lessor's Inspection.  Lessor or its authorized representatives may at all reasonable times inspect the Aircraft and Lessee’s books and records relating to the Aircraft, provided such Aircraft is not scheduled for use at the time requested for inspection.  Lessor's inspection will not interfere with Lessee's normal business operation.

7.           Maintenance and Repairs; Modifications and Improvements.

A.
During the term of this Agreement, Lessee shall, at its sole expense, maintain the Aircraft in good operating and airworthy condition, perform any periodic inspections or service for the Aircraft recommended by the manufacturers' maintenance manual or service bulletins or required by law, repair any uninsured damage to the Aircraft as a result of Lessee’s use thereof, and maintain both Aircraft on their associated engine programs of MSP Gold program for the Astra,  JSSI for the Challenger C604 engines (all, collectively, the “Engines”), and Maintenance Service Program (MSP) for the Challenger 604 APU.  Lessor shall be responsible for any uninsured damage to the Aircraft as a result of its use thereof.  Prior to repairing any damage to the Aircraft, Lessee will notify Lessor of such damage and obtain written approval of the repairs.  The performance of all maintenance and repair work shall be by or under the supervision of properly qualified and trained personnel and in compliance with FAA or other governmental requirements.

B.
Should any engine of the Aircraft become due for a hot section inspection or major overhaul during the term of this Agreement, Lessee shall, at its sole expense, perform such inspection or overhaul in accordance with the manufacturer’s recommended procedures.

C.
GCI agrees that, with respect to the Aircraft, GCI will at its own expense, (i) maintain, inspect, service, repair, overhaul and test the same in accordance with Applicable Standards; (ii) make any alterations or modifications that may at any time be required to comply with Applicable Standards, and to cause the Aircraft to remain airworthy; (iii) furnish all required parts, replacements, mechanisms, devices and servicing so that the condition and operating efficiency thereof will at all times be no less than its condition and operating efficiency as and when delivered to GCI, ordinary wear and tear from proper use alone excepted; (iv) promptly replace all Aircraft parts (A) which become worn out, lost, stolen, taken, destroyed, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever, or (B) if not previously replaced  pursuant to clause (A), as and when required by any Applicable Standards, including any applicable life limits; (v) maintain (in English) all Records in accordance with Applicable Standards and (vi) enroll and maintain the Aircraft in a Computerized Aircraft Maintenance Program, and the Engines in an Engine Maintenance Program (“Computerized Aircraft Maintenance Program” shall mean any automated on-line maintenance tracking program with respect to the airframe provided by the manufacturer of the airframe or by a third party that is approved by Lessor and which makes data with respect to the Aircraft available to Lessor.  “Engine Maintenance Program” shall mean the Engines’ and APU power by the hour engine maintenance program provided by the engines’ manufacturer or by Jet Support Services, Inc.). All maintenance procedures shall be performed by properly trained, licensed, and certified maintenance sources and personnel utilizing replacement parts approved by the FAA and the manufacturer of (as applicable) the Aircraft or any part thereof. Without limiting the foregoing, GCI shall comply with all mandatory service bulletins and airworthiness directives by causing compliance to such bulletins and/or directives to be completed through corrective modification in lieu of operating manual restrictions.

D.
On or before the tenth (10th) day after each annual anniversary of the Effective Date, GCI shall provide to Lessor a report specifying the number of flight hours on the Aircraft at the start of said year of operation and the number of flight hours on the Aircraft at the end of said year of operation, in each case as determined by the Aircrafts’ Hobbs meter.

E.
GCI will not make or authorize any improvement, change, addition or alteration to the Aircraft that will impair the originally intended function or use of the Aircraft, diminish the value of the Aircraft as it existed immediately prior thereto, or violate any Applicable Standard.  All repairs, parts, replacements, mechanisms and devices added by GCI or on its behalf shall immediately, without further act, become part of the Challenger or the Astra, respectively and subject to the respective Lessor’s liens granted to its lenders.

8.	Insurance.

A.
 GCI agrees to maintain at all times, at its sole cost and expense, with insurers of recognized reputation and responsibility satisfactory to Lessor (but in no event having an A.M. Best or comparable agency rating of less than “A-”):

i.
(A) comprehensive aircraft liability insurance against bodily injury or property damage claims including, without limitation, contractual liability, premises liability, death and property damage liability, public and passenger legal liability coverage, and sudden accident pollution coverage, in an amount not less $200,000,000.00, and (B) personal injury liability in an amount not less than $25,000,000.00; but, in no event shall the amounts of coverage required by sub-clauses (A) and (B) be less than the coverage amounts as may then be required by Applicable Law;

ii.	“all-risk” ground, taxiing, and flight hull insurance in the amount of $11,000,000.00 for the Challenger and $4,000,000.00 for the Astra; and

iii.	war risk and allied perils (including confiscation, appropriation, expropriation, terrorism and hijacking insurance) in the amounts required in paragraphs (i) and (ii), as applicable.

B.
Any policies of insurance carried in accordance with this Section 8 and any policies taken out in substitution or replacement of any such policies shall (i) include Lessor and Lessor’s sole shareholder, Ronald A. Duncan, as additional insureds without right of subrogation,(ii) be endorsed to name Lessor, and Wells Fargo Bank for the Astra and RBS Asset Finance, Inc. (“RBS”) for the Challenger, respectively, as an additional insured as its interests may appear (but without responsibility for premiums), (iii) provide, with respect to insurance carried in accordance with Section 8(a)(ii) or (a)(iii) above, that any amount payable thereunder shall be paid directly to  Wells Fargo Bank for the Astra and RBS for the Challenger, respectively, and Lessor, as their interests may appear (but without responsibility for premiums), (iv) provide for ten (10) days’ (seven (7) days’ in the case of war, hijacking and allied perils) prior written notice by such insurer of cancellation for non-payment, material adverse change to the interests of Wells Fargo Bank or RBS, respectively, or non-renewal, (v) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, (vi) waive any right of set-off against Wells Fargo Bank for the Astra and RBS for the Challenger, respectively, and any rights of subrogation against Wells Fargo Bank or RBS, respectively, (vii) provide that in respect of the interests of Wells Fargo Bank for the Astra and RBS for the Challenger, respectively, in such policies, that the insurance shall not be invalidated by any action or inaction of Lessor or GCI or any other person operating or in possession of the Aircraft, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessor or GCI or any other person operating or in possession of the Aircraft, and (viii) be primary, not subject to any co-insurance clause and shall be without right of contribution from any other insurance.

C.
Neither Lessor nor GCI shall self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) with respect to any of the risks required to be insured pursuant to this Section 8.  GCI agrees that it shall obtain and maintain such other insurance coverages, or cause adjustments to be made to the scope, amount or other aspects of the existing insurance coverages, promptly upon Lessor’s request, as and when Lessor deems such additional insurance coverages or modifications to be appropriate in light of any changes in Applicable Law, prudent industry practices, the insurance market, GCI’s anticipated use of the Aircraft or other pertinent circumstances.  All of the coverages required herein shall be in full force and effect worldwide throughout any geographical areas to, in or over which the Aircraft is operated.  All insurance proceeds payable under the requisite policies shall be payable in U.S. Dollars.

D.
At least ten (10) days prior to the policy expiration date for any insurance coverage required by this Section 8, GCI shall furnish to Lessor evidence  of the renewal or replacement of such coverage, complying with the terms hereof, for a twelve (12) month or greater period commencing from and after such expiration date.

9.	Return of Aircraft.

A.
Upon the termination of this Agreement, Lessee shall, at its sole expense, return the Aircraft forthwith to Lessor by delivering the Aircraft to Lessor at Anchorage, Alaska, or at another agreed location.  The Aircraft shall be returned in the same condition as when delivered to Lessee hereunder, ordinary wear and tear on the airframe and the Engines excepted, with paint and interior in the same condition as when delivered to Lessor, no open or deferred maintenance items, in airworthy condition, and free and clear of all liens, encumbrances or rights of others whatsoever caused by Lessee.

B.
Not less than ten (10) days prior to the expiration or earlier termination of the Agreement, Lessee shall make the Aircraft available to Lessor at Anchorage, Alaska, or such other location as agreed to pursuant to Section 9(A), for the purpose of permitting Lessor, at Lessor's sole cost, to make an inspection of the Aircraft.  In connection with such inspection, Lessor shall, at Lessee's expense, be entitled to an acceptance flight check of not more than three (3) hours’ duration. Lessor shall at Lessor's expense be entitled to correct and repair any condition of the Aircraft discovered on such inspection or flight check which causes the Aircraft not to be in the condition prescribed above or not airworthy; and Lessee shall reimburse Lessor upon demand for the cost of any such repairs.  If any corrections or repairs are necessary, the terms of the Agreement shall be extended for the period required to enable Lessee to make such corrections or repairs and to return the Aircraft in accordance with the terms of this Section 9.

C.	During any extended term referred to in this Section 9, rent shall be paid by Lessee to Lessor until the date of actual return at the rate specified in Section 3(A) above.

D.
In consideration of $350,000 paid by Lessee to Lessor on or before December 31, 2010, the parties agree that the Astra may be returned to Lessor at any time with the paint and interior in the same condition as it was in on December 27, 2010, ordinary wear and tear excepted.

10.
Taxes.  Lessee shall pay, and indemnify and hold Lessor harmless from, all license and registration fees and all sales, use, operational, personal property, and other taxes, levies, duties, charges or withholdings of any nature (together with any penalties, fines or interest thereon and reasonable attorneys’ fees) imposed upon Lessor by any federal, state or local government or taxing authority upon or with respect to the use or operation of the Aircraft hereunder, upon the rentals, receipts, or earnings arising there from, or with respect to this Agreement (other than taxes on, or measured by, the net income of Lessor).  The obligations of Lessee under this Section shall survive the termination of this Agreement.  Lessee shall only be liable for the prorated portion of any taxes or fees not collected during the term of this Agreement.

11.
Liens, Encumbrances and Rights of Others.  Lessee will not directly or indirectly create, incur, or permit any mortgage, pledge, lien attachment, charge, encumbrance or right of others whatsoever on or with respect to the Aircraft, title thereto or any interest therein, other than that arising because of a debt or other obligation of the Lessor.  Lessee will promptly, at Lessee's sole expense, cause any such mortgage, pledge, lien, attachment, charge, encumbrance or right of another which may arise at any time to be duly discharged, dismissed and removed as soon as possible, but in any event within ten (10) days after the existence of the same shall have first become known to Lessee.

12.
DISCLAIMER OF WARRANTIES.  LESSEE ACKNOWLEDGE THAT LESSOR HAS NOT MADE ANY REPRESENTATIONS OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, AIRWORTHINESS, MERCHANTABILITY, DESIGN, OPERATION, OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE AIRCRAFT, AGAINST INTERFERENCE BY OTHERS (OTHER THAN THAT ARISING BECAUSE OF A DEBT OR OTHER OBLIGATION OF THE LESSOR), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT.  LESSOR WARRANTS THAT IT HAS GOOD TITLE TO THE AIRCRAFT AND THAT IT IS FREE AND CLEAR OF LIENS AND ENCUMBRANCES EXCEPT THOSE CREATED BY LESSOR.

13.
Indemnity.  Lessee hereby assumes liability for, and shall indemnify, protect, save and keep harmless Lessor, its shareholders, officers, directors, and employees, from and against, and to pay Lessor promptly upon demand the amount of, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal expense, of whatsoever kind and nature, imposed on, incurred by or asserted against Lessor in any way relating to or arising out of this Agreement or the possession, use or operation of the Aircraft by Lessee.  Lessor hereby assumes liability for, and shall indemnify, protect, save and keep harmless GCI, its shareholders, officers, directors, and employees, from and against, and to pay GCI promptly upon demand the amount of, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal expense, of whatsoever kind and nature, imposed on, incurred by or asserted against GCI in any way relating to or arising out of this Agreement or the possession, use or operation of the Aircraft by Lessor. The indemnities contained in this Section 13 shall continue in full force and effect, notwithstanding the expiration or other termination of this Agreement.

14.
Default.  The following shall constitute Events of Default hereunder: a) Lessee or Lessor shall fail to make any payment due to the other party within five (5) days after the same shall become due; b) Lessor or Lessee shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder, and such failure shall continue unremedied for a period of twenty (20) days after written notice thereof by Lessor or Lessee; c) Lessee or Lessor shall become insolvent or bankrupt, or make an assignment for the benefit for creditors or consent to the appointment of a trustee or receiver; or a trustee or receiver shall be appointed for such party; or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee or Lessor, and, if instituted against a party hereto, shall not be dismissed for a period of thirty (30) days.  Interest shall accrue for any payment not made when due hereunder at ten and one-half (10.5%) percent per annum, beginning on the first day such payment is late.

15.	Remedies. Upon the occurrence of any Event of Default, Lessor or Lessee may, at its option, and at any time thereafter, do one or more of the following:

A.
Require the defaulting party, upon the written demand of the non-defaulting party and at non-defaulting party's expense, to terminate this Agreement, if such default shall continue unremedied for a period of ten (10) days after written notice thereof by Lessor or Lessee.  If this Agreement is terminated because of a default, Lessee will promptly return the Aircraft to Lessor at the location, in the condition, and otherwise in accordance with all of the terms, specified in Section 9 of this Agreement.

B.
Exercise any other right or remedy which may be available to it at law or in equity.  In addition, the defaulting party shall reimburse the non-defaulting party upon demand for all legal fees, other costs and expenses incurred by reason of the occurrence of any Event of Default, or the exercise of the non-defaulting party's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 9 hereof or in placing such Aircraft in the condition required by Section 9.  No remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative in addition to any remedy referred to above or available to the non-defaulting party at law or in equity; and the exercise or beginning of exercise by the non-defaulting party of any one or more of such remedies shall not preclude the simultaneous or later exercise by the non-defaulting party of any or all such other remedies.

16.
Assignment.  Lessee shall not, without the prior written consent of Lessor (which may be withheld by Lessor in its absolute discretion) assign any of its rights hereunder or permit the Aircraft to be operated or used by, or in the possession of, any party other than Lessee, except that GCI may assign its contract rights hereunder for security purposes only to its lenders.

17.
Notices.  All notices, demands and requests contemplated by this Agreement shall be deemed to have been delivered and received if served personally, or sent by United States registered or certified mail, postage prepaid, return receipt requested, or by courier service, addressed to the addresses set forth below or such other addresses as either party may designate by notice to the other:

If to Lessor:	560 Company, Inc.
Attention: Ronald Duncan, President
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

If to Lessee:	GCI Communication Corp.
Attention: Chief Financial Officer
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

Any such notice shall be deemed delivered and received upon such specified delivery at the time of attempted delivery shown on such return or courier receipt.  Any notice hereunder shall also be sent to both of the following:

Wells Fargo Bank, N.A.
Commercial Banking Group
C/o Chris Clifford, Vice President
MAC K3212-023
301 West Northern Lights Boulevard
Anchorage, AK 99503

RBS Asset Finance, Inc.
71 South Wacker Drive
Chicago, Illinois 60606
Attn.:  Portfolio Manager

18.
Attorneys’ Fees.  In the event of any litigation or arbitration between the parties with respect to this Agreement, the prevailing party shall recover from the other party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party, all of which shall be included in and as a part of the judgment or award rendered in such litigation or arbitration.  The term "prevailing party" shall mean the party which achieves substantially the relief sought, whether by judgment, order, settlement, or otherwise.

19.	Further Instruments. Each party shall from time to time execute and deliver such further instruments as the other party may reasonably request to effectuate the intent of this Agreement.

20.
Execution and Counterparts.  This Agreement may be executed and delivered in counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument.

21.
Non-Waiver of Rights and Breaches.   No failure or delay of either party in the exercise of any right given to such party by this Agreement shall constitute a waiver thereof, unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise of that, or any other, right.  The waiver by a party hereto of any default of the other party shall not be deemed to be a waiver of any subsequent default or other default of that party.

22.
Entire Agreement; Modification.  This Agreement, as amended and restated, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings and representations of the parties with respect to the subject matter hereof.  This Agreement may not be modified, amended or supplemented or otherwise changed except in writing, executed by each party.  No such proposed amendment to this Agreement shall be executed prior to giving seven (7) days’ written notice to all entities listed in Section 17 hereof.

23.	No Agency or Partnership. Nothing in this Agreement shall be deemed to make either Lessor or Lessee an agent, partner or joint venturer of the other.

24.
Lessee Citizenship.  Lessee hereby represents and warrants to Lessor that Lessee is a citizen or permanent resident of the United States within the meaning of Title 14, Section 375.36 of the Code of Federal Regulations.

25.
Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive law, but not the law regarding conflicts or choice of law, of the State of Alaska, with venue at Anchorage, Alaska.

26.	Counterpart Signatures. This Agreement can be signed in multiple counterparts, the compilation of which shall be considered as one document.

27.           TRUTH IN LEASING (See Federal Aviation Regulation (FAR) 91.23).

A.  UPON INFORMATION AND BELIEF, FOR THE TWELVE (12) MONTHS PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT LEASED HEREUNDER HAVE BEEN MAINTAINED AND INSPECTED IN ACCORDANCE WITH FEDERAL AVIATION REGULATION PART 91.1.

B.  THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 FOR OPERATIONS UNDER THIS AGREEMENT, AND LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR THE AIRCRAFTS' STATUS OF COMPLIANCE WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS AS SET FORTH UNDER THE REQUIRED FAA REGULATIONS APPLICABLE TO OPERATOR'S USE AND OPERATION OF THE AIRCRAFT.  IN ADDITION, LESSEE AGREES TO PROVIDE LESSOR WITH WRITTEN INSPECTION REPORTS FOR INSPECTIONS ACCOMPLISHED UNDER SAID PROGRAM.

C.  EXCEPT AS PROVIDED IN SECTION 4(F), LESSEE IS SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT, AND CERTIFIES THAT IT WILL COMPLY WITH ALL REGULATIONS ISSUED DURING THE TERM OF THIS AGREEMENT.  LESSEE IS HEREBY ADVISED THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FAA REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

D.  LESSEE AGREES TO KEEP A COPY OF THIS AGREEMENT IN EACH AIRCRAFT AT ALL TIMES DURING THE TERM OF THIS AGREEMENT.

E.           The Instructions For Compliance with Truth-In-Leasing Requirements are attached as Schedule 1 hereto and incorporated herein by reference.

In witness whereof, Lessor and Lessee have caused this Agreement to be duly executed by their respective officers as of the Effective Date.

560 Company, Inc.

By:        /s/ Ronald A. Duncan
Ronald A. Duncan, President

GCI Communication Corp.

By:      /s/ John M. Lowber
John M. Lowber
Chief Financial Officer,
Senior Vice President,
Secretary & Treasurer

SCHEDULE 1

INSTRUCTIONS FOR COMPLIANCE WITH
“TRUTH IN LEASING” REQUIREMENTS

1.
Mail a copy of the Agreement to the following address via certified mail, return receipt requested immediately upon the execution of the  Agreement:  (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed.)

Federal Aviation Administration
Aircraft Registration Branch
ATTN:  Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.	Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this Agreement.

3.	Carry a copy of the Agreement in the aircraft at all times.